UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SKYLINE MEDICAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKYLINE MEDICAL INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 26, 2017

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Skyline Medical Inc. (the “Company”) on January 26, 2017, at 3:00 PM (Central Time) at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purpose:

1.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000.
2.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to increase the authorized shares of common stock (Proposal 1).

These items of business are more fully described in the proxy statement accompanying this Notice.

For key information to consider before you vote, please see “QUESTIONS AND ANSWERS ABOUT PROPOSAL 1” beginning on page 1 of this proxy statement.

The record date for the Special Meeting is December 29, 2016. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

January 3, 2017

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You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON January 26, 2017:

The Proxy Statement is

available at http://investors.skylinemedical.com

iii

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT PROPOSAL 1	1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	3

PROPOSAL 1: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK	7

PROPOSAL 2: APPROVAL OF ADJOURNMENT	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

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SKYLINE MEDICAL INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 26, 2017

QUESTIONS AND ANSWERS ABOUT PROPOSAL 1

Why did the Board of Directors call a Special Meeting of Stockholders?

Our Board of Directors has called a Special Meeting for stockholders to vote on a proposed amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000.

Why has the Board of Directors recommended that you vote “FOR” Proposal 1 to increase the Company’s authorized shares of common stock?

Our growth strategy requires additional capital, and the proposed increase in authorized shares of common stock is critical to implementing our plans. The Board has determined that we may require additional authorized shares for anticipated equity financings, future equity offerings, strategic acquisition opportunities, the continued issuance of equity awards under our stock incentive plan to recruit and retain key employees, and for other proper corporate purposes. The proposed increase in the authorized common stock also will give the Board flexibility in satisfying our financing requirements to pursue our growth strategy.

In addition, the Company is in the process of working toward compliance with the continued listing standards of The Nasdaq Capital Market, particularly the minimum stockholders’ equity requirement of at least $2.5 million. The Board of Directors believes that the increase in our authorized shares will help demonstrate to Nasdaq representatives our ability to raise additional capital in the future, which could weigh in favor of a decision not to delist the Company’s common stock from The Nasdaq Capital Market; however, there can be no assurance that an increase in the Company’s authorized shares can deter a delisting by Nasdaq.

For a more detailed discussion of why you should vote “FOR” Proposal 1, see “PROPOSAL 1: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.”

Why is approval of Proposal 1 important?

The Board of Directors is excited about the Company’s business progress. The Board believes that our ability to (i) issue shares in connection with future financings or strategic opportunities and (ii) maintain our listing on Nasdaq are critical to our ability to continue our progress.

Therefore, we ask that you vote FOR Proposal 1. Doing so will allow us to pursue our business plan. We also recommend that you support the other proposal included in this Proxy Statement and vote according to the Board’s recommendations. To vote, please follow the instructions on the proxy card.

Time is of the essence in securing the necessary votes for the Special Meeting on January 26, 2017. Whether your holdings are large or small, it is important that you vote.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or the “Board”) of Skyline Medical Inc. (the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of the company’s counsel, Maslon LLP on January 26, 2017, at 3:00 PM (Central Time), including any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about January 5, 2017, to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on December 29, 2016, will be entitled to vote at the Special Meeting. On the record date, there were 4,564,428 shares of common stock of the Company outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 29, 2016, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 29, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are two (2) matters scheduled for a vote:

1.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000.

2.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to increase the authorized shares of common stock (Proposal 1).

How do I vote?

For Proposals 1 and 2, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	To vote by email, complete, sign and date the enclosed proxy card and scan and email it to rsingleton@corporatestock.com. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Time) on January 26, 2017, to be counted.

•	To vote by internet, please follow the instructions on your proxy card.

•	To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to (303) 282-5800. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Time) on January 26, 2017, to be counted.

•	To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive. If you would like directions to the offices of the company’s counsel, Maslon LLP, please call (651) 389-4800.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of December 29, 2016.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” Proposals 1 and 2.

Who is the Company’s proxy solicitor, and who is paying for this proxy solicitation?

The Company has retained MoneyInfo, LLC (“MoneyInfo”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay MoneyInfo a fee of $20,000, plus out-of-pocket expenses, for these services. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, MoneyInfo, at 617-237-9552.

In addition, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at http://investors.skylinemedical.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count for “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes, if any, will have the same effect as “Against” votes for Proposal 1. In the case of Proposal 2, broker non-votes will have no effect and will not be counted towards the vote total.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposals 1 and 2 are matters considered routine under the NYSE rules.

How many votes are needed to approve each proposal?

—	To be approved, Proposal 1 (increase in authorized shares) must receive a “For” vote from the majority of all shares entitled to vote either in person or by proxy – in other words, a “For” vote from a majority of all outstanding shares of common stock (net of treasury shares). If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will also have the effect of an “Against” vote.

—	To be approved, Proposal 2 must receive a “For” vote from the majority of all shares present at the meeting either in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 4,564,428 shares outstanding and entitled to vote. Thus, the holders of 2,282,215 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

PROPOSAL 1: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000. The form of certificate of amendment to increase our authorized share capital is attached as Appendix A to this proxy statement.

Background and Reasons for the Proposed Amendment

The authorized capital stock of the Company currently consists of 8,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 are authorized as Series B Convertible Preferred Stock, par value $0.01 per share. As of December 13, 2016, 4,564,428 shares of common stock are outstanding, 79,246 shares of preferred stock are outstanding, 108,498 shares of common stock are reserved under outstanding stock options, 871,101 shares of common stock are reserved upon exercise of outstanding warrants and 3,170 shares of common stock are reserved upon conversion of outstanding preferred stock. The Company currently has only 2,452,803 shares of common stock (31% of the total authorized shares of common stock) available for future issuances. These amounts reflect the Company’s recent registered direct offering of 756,999 shares of common stock and warrants to purchase up to an aggregate of 756,999 shares, which was successfully completed on November 25, 2016 and resulted in net proceeds of approximately $1.74 million.

On December 9, 2016, we filed a registration statement for the sale of 1,925,000 shares of common stock and warrants to purchase 385,000 shares in an underwritten public offering, as well as up to 115,500 shares issuable under a unit purchase option to the underwriter. If we successfully complete that public offering, we will have only 142,803 shares of common stock available for future issuances.

The Company will need additional capital for its growth plans. This proposal balances the Company’s requirements in order to achieve growth and the interests of our stockholders to limit the Company’s ability to create excessive dilution of their ownership interests.

The proposed increase in authorized shares is critical to implementing our plans. Increasing the number of shares authorized will enable the Company to have sufficient shares for its anticipated equity financings, future equity offerings, strategic acquisition opportunities, the continued issuance of equity awards under the Company’s Amended and Restated 2012 Stock Incentive Plan to recruit, retain and motivate key employees without spending a large amount of cash, and for other proper corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock, although the Company presently has no obligations to issue additional capital stock other than as described above.

In addition, the Company is in the process of working toward compliance with the continued listing standards of The Nasdaq Capital Market. In order to maintain our listing on The NASDAQ Capital Market, our common stock must sustain a minimum shareholders’ equity of $2.5 million and a minimum bid price of at least $1.00 per share. We must also satisfy the other requirements for continued listing on The NASDAQ Capital Market. On October 11, 2016, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”), indicating that the Staff had determined to delist the Company’s securities from The Nasdaq Capital Market due to the Company’s continued non-compliance with the minimum bid price requirement as of October 10, 2016, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which request stayed any delisting or suspension action by the Staff pending the issuance of the Panel’s decision and the expiration of any extension granted by the Panel. At the hearing, the Company intends to present its plan to address compliance with the minimum bid price requirement as well as the minimum stockholders’ equity requirement and to request the continued listing of its securities on The Nasdaq Capital Market, pursuant to an extension if necessary. The Company believes it has satisfied the minimum bid price requirement. Therefore, the focus of the hearing before the Panel will be to address the minimum shareholders’ equity requirement.

There can be no assurance that the Panel will determine to continue the Company’s listing or that the Company will be able to demonstrate compliance with the applicable listing criteria within the period of time that may be granted by the Panel. However, the Board of Directors believes that demonstrating the ability to raise additional capital in the future, with the additional authorized share capital, could weigh in favor of a decision not to delist the Company’s common stock from the Nasdaq Capital Market.

If the proposal to increase the authorized shares of common stock is not approved by stockholders, we expect that the Company will be required to scale back its planned operations significantly, at a time when the Company has increased its focus on enhancing the Company’s business plan.

The increased authorized capital stock will provide the Board of Directors with the flexibility to approve the issuance of additional shares of capital stock, and securities that are convertible or exercisable into shares of such capital stock, without further vote of the stockholders, except as required under applicable law. The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Board of Directors. Under our certificate of incorporation, our stockholders do not have preemptive rights with respect to our capital stock. Thus, should our Board elect to issue additional shares, existing stockholders would not have any preferential rights to purchase any shares.

The proposed amendment to our certificate of incorporation is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.

Stockholder Vote Required

In order to be approved, Proposal 1 must be approved by a majority of shares entitled to vote either in person or by proxy at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to increase the authorized shares of common stock (Proposal 1).

In the event that there are not sufficient votes to constitute a quorum or to approve the proposal to increase the authorized shares of common stock (Proposal 1) at the Special Meeting, those proposal could not be approved unless such meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by us at the time of the special Meeting to be voted for adjournment, you are being asked to consider a proposal to approve the adjournment of the annual meeting, if necessary or appropriate, including to permit further solicitation of proxies if necessary to obtain additional votes in favor of the proposal.

If there are sufficient votes to constitute a quorum and approve the proposal to increase the authorized shares of common stock (Proposal 1) at the Special Meeting, the chairman of the Special Meeting may determine that no action will be taken on this proposal to adjourn.

Stockholder Vote Required

In order to be approved, Proposal 2 must be approved by a majority of shares present and entitled to vote either in person or by proxy at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to increase the authorized shares of common stock (Proposal 1).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2016 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer who in this registration statement are collectively referred to as the “Named Executive Officers;”

•	Each of our directors; and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite, the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 4,562,127 shares of the Company’s common stock outstanding on November 30, 2016. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Skyline Medical Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

	Amount and Nature of	Percent
	Beneficial	of
Name of Beneficial Owner	Ownership(1)	Class

Officers and Directors

Carl Schwartz (2)	72,148	1.5	8%

David Johnson(3)	5,656	0.1	2%

Bob Myers(4)	5,429	0.1	2%

Thomas J. McGoldrick(5)	4,627	0.1	0%

Andrew Reding(6)	4,443	0.1	0%

Timothy A. Krochuk	0	0%

J. Melville Engle	0	0%

Richard L. Gabriel(7)	400,000	8.7	7%

Joshua Kornberg(8)	10,828	0.2	4%

Kodiak Capital Group, LLC (9) 260 Newport Center Drive, Newport Beach, CA 92660	252,333	6.6	1%

Nations Advisory Partners, Ltd. (9) 4900 State Line Rd, Suite 410, Leawood, KS 66206	252,333	6.6	1%

River North Equity, LLC(9) 501 N. Clinton St., Unit 603, Chicago, IL 60654	252,333	6.6	1%

All directors and executive officers as a group (8 persons)	492,303	10.79%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Includes (i) 64,728 shares owned directly, (ii) 36,111 shares of Series B Convertible Preferred Stock, (iii) 2,255 shares issuable upon exercise of warrants held by Dr. Schwartz that are exercisable within 60 days of December 2, 2016, and (iv) 3,721 shares issuable upon exercise of options held by Dr. Schwartz that are exercisable within 60 days of December 2, 2016.

(3)	Includes options to purchase 4,780 shares that are exercisable within 60 days of December 2, 2016.

(4)	Includes options to purchase 4,668 shares that are exercisable within 60 days of December 2, 2016.

(5)	Includes options to purchase 4,563 shares that are exercisable within 60 days of December 2, 2016.

(6)	Includes options to purchase 4,390 shares that are exercisable within 60 days of December 2, 2016.

(7)	Includes 400,000 shares which may be released to GLG Pharma, LLC (“GLG”) pending satisfaction of certain performance criteria. Richard L. Gabriel is an executive officer of GLG and has shared voting control over the shares. GLG has agreed to vote its shares in accordance with recommendations of the Company’s board of directors.

(8)	Mr. Kornberg is a former executive officer and director of the Company. The beneficial ownership indicated includes the shares beneficially owned by Mr. Kornberg to the best knowledge of the Company. Includes (i) 10,535 shares owned directly, (ii) 41 shares issuable upon exercise of warrants held by Mr. Kornberg that are exercisable within 60 days of December 2, 2016 and (iii) 252 shares issuable upon exercise of warrants held by SOK Partners, of which Mr. Kornberg is believed to be a managing partner, and are exercisable within 60 days of December 2, 2016.

(9)	Based upon a Schedule 13G filed by the Reporting Person on December 7, 2016.

OTHER MATTERS

As of the date of this proxy statement, management does not intend to present any other items of business at the Special Meeting other than the proposals described above.

By Order of the Board of Directors

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

January 3, 2017

SKYLINE MEDICAL INC.

SPECIAL MEETING OF STOCKHOLDERS

January 26, 2017

3:00 PM (Central Time)

At the offices of

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 2017:

The Proxy Statement of Skyline Medical Inc. is available at

http://skylinemedical.investorroom.com

Skyline Medical Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on January 26, 2017.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

The undersigned hereby appoints CARL SCHWARTZ AND BOB MYERS, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of Skyline Medical Inc. (the “Company”) registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 3:00 PM (Central Time) on January 26, 2017 (if you need directions to the Special Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

Please detach here

The Board of Directors unanimously recommends a vote “FOR” Proposals 1 and 2.

1.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 24,000,000.	☐ FOR	☐	AGAINST	☐	ABSTAIN

2.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to increase the authorized shares of common stock (Proposal 1).	☐ FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2.

Address Change? Mark Box Indicate changes below:	☐	Date __________________________________

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARE CAPITAL

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
SKYLINE MEDICAL INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Executive Officer of Skyline Medical Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolution was adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Section 4.1 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended and replaced with the following:

4.1 The total number of shares of stock that the Corporation shall have authority to issue is twenty-four million (24,000,000) shares of common stock, having a par value of one cent ($0.01) per share (“Common Stock”); and twenty million (20,000,000) shares of preferred stock, with a par value of one cent ($0.01) per share (“Preferred Stock”).

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolution approved as of ___________, 2016, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the outstanding shares of the Corporation’s voting stock at a meeting of stockholders held on __________________, 2016 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the _______________ of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of ______________, 20___.

Skyline Medical Inc.

By:	_________________________________
_____________, ___________________